                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) June 30, 1998


                            CARLYLE INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)

    Delaware                            1-3462                  13-1574754
(State or Other                      (Commission              (IRS Employer
Jurisdiction of                       File No.)              Identification No.)
Incorporation)

One Palmer Terrace, Carlstadt, New Jersey                               07072
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code (201) 935-6220


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         (b)  PRO FORMA FINANCIAL INFORMATION.

                             UNAUDITED PRO FORMA
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATION

                  On June 30, 1998, the assets and business of Westwater Enterprises, L.P. were acquired by Westwater Industries, Inc. ("Westwater"), a newly formed wholly-owned subsidiary of the Company. Westwater is an importer and distributor of craft and gift products for sale to retail and specialty chain stores. The Company paid approximately $3.1 million in cash, including transaction costs, assumed $.5 million in bank debt, and committed to payments totaling $2.0 million over three years contingent upon achievement of specified earnings levels.

                  The acquisition has been recorded using the purchase method of accounting. The following unaudited pro forma consolidated condensed statements of operations include the accounts of Carlyle Industries, Inc. and its consolidated subsidiaries and those of Westwater Enterprises, L.P. The pro forma consolidated condensed statements of operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 assume the acquisition occurred on January 1, 1997 and January 1, 1998 respectively in a transaction accounted for as a purchase.

                  The pro forma consolidated condensed statements of operations are presented for comparative purposes only and are not intended to be indicative of what the actual results of operations would have been had the transaction occurred as of the beginning of the respective periods nor do they purport to indicate the results which may be attained in the future. Westwater's business is seasonal and it has historically derived a disproportionate share of its annual income during the second half of the calendar year.

                  The purchase price allocation is based on preliminary appraisals and estimates of useful lives, expenses and liabilities. The actual allocation of the purchase price will be based on actual expenditures and estimates made after various studies have been completed. Accordingly, the actual recording of the purchase will differ from the pro forma amounts reflected herein.
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
                                                      Carlyle Industries, Inc.
                                      Pro Forma Consolidated Condensed Statement of Operations
                                                    Year Ended December 31, 1997
                                            (Dollars in thousands except per share data)



                                                                              HISTORICAL               Pro forma           PRO
                                                                        Carlyle       Westwater       Adjustments         FORMA
                                                                      -----------     ----------      -----------      -----------
Net sales                                                               $ 19,641      $  9,222                          $ 28,863
Cost of sales                                                              9,497         5,289                            14,786
                                                                      -----------     ----------                       -----------
                                                                          10,144         3,933                            14,077
                                                                                                             22(1)
Selling, general and administrative expenses                               4,612         2,614               60(2)         7,308
Other, net                                                                   (12)         (101)                             (113)
                                                                      -----------     ----------                       -----------
Income from continuing operations before
   interest and income taxes                                               5,544         1,420                             6,882
Interest income (expense)                                                    304           (46)            (266)(3)           (8)
                                                                      -----------     ----------                       -----------
                                                                           5,848      $  1,374                             6,874
                                                                                      ==========
Provision for income taxes                                                 2,121                            500(4)         2,621
                                                                      -----------                                      -----------
Income from continuing operations                                          3,727                                           4,253
Less dividends on preferred stock                                          1,445                                           1,445
                                                                      -----------                                      -----------
Income from continuing operations applicable
   to common stock                                                      $  2,282                                        $  2,808
                                                                      ===========                                      ===========


Basic and diluted earnings per share
  from continuing operations                                            $   0.31                                        $   0.38
                                                                      ===========                                      ===========

Weighted average common shares
   outstanding (in thousands)                                              7,386                                           7,386
                                                                      ===========                                      ===========


NOTES:
   (1) To record amortization of goodwill recorded in connection with the transaction
   (2) To record incremental compensation expense in connection with employment contract.
   (3) To record interest expense on debt related to the Westwater acquisition
   (4) To adjust the income tax provision to reflect incremental pretax income

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
                                                      Carlyle Industries, Inc.
                                      Pro Forma Consolidated Condensed Statement of Operations
                                                   Six Months Ended June 30, 1998
                                            (Dollars in thousands except per share data)


                                                                                HISTORICAL                 Pro forma          PRO
                                                                         Carlyle         Westwater         Adjustments       FORMA
                                                                       -----------      -----------        -----------   -----------
Net sales                                                                $  8,892        $  4,070                          $ 12,962
Cost of sales                                                               4,382           2,737                             7,119
                                                                       -----------      -----------                      -----------
                                                                            4,510           1,333                             5,843
                                                                                                                11(1)
Selling, general and administrative expenses                                2,141           1,273               25(2)         3,450
Other, net                                                                     --             (21)                              (21)
                                                                       -----------      -----------                      -----------
Income from continuing operations before
   interest and income taxes                                                2,369              81                             2,414
Interest income (expense)                                                     138             (16)           (133)(3)           (11)
                                                                       -----------      -----------                      -----------
                                                                            2,507         $     65                            2,403
                                                                                        ===========
Provision for income taxes                                                    920                                2(4)           922
                                                                       -----------                                       -----------

Income from continuing operations                                           1,587                                             1,481
Less dividends on preferred stock                                             732                                               732
                                                                       -----------                                       -----------
Income from continuing operations
 applicable to common stock                                              $    855                                          $    749
                                                                       ===========                                       ===========

Basic and diluted earnings per share
  from continuing operations                                             $   0.12                                          $   0.10
                                                                       ===========                                       ===========

Weighted average common shares
   outstanding (in thousands)                                               7,383                                             7,383
                                                                       ===========                                       ===========


NOTES:
   (1) To record amortization of goodwill recorded in connection with the transaction
   (2) To record incremental compensation expense in connection with employment contract.
   (3) To record interest expense on debt related to the Westwater acquisition
   (4) To adjust the income tax provision to reflect incremental pretax income

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CARLYLE INDUSTRIES, INC.




                                        By:      /s/ Edward F. Cooke
                                                 ------------------------
                                                 Vice President and Chief
                                                 Financial Officer


Date:  September 11, 1998